Freshworks Reports Third Quarter 2025 Results

San Mateo, Calif. – November 5, 2025 – Freshworks Inc. (Nasdaq: FRSH), the leading provider of uncomplicated software that delivers exceptional customer and employee experiences, today announced financial results for its third quarter ended September 30, 2025.

“Freshworks once again exceeded our previously issued estimates across growth and profitability metrics," said Dennis Woodside, Chief Executive Officer & President of Freshworks. "Business leaders are realizing that AI belongs in the software their teams use every day. They choose Freshworks because our unified platform delivers real productivity gains, not more complexity strains. From intelligent automation across IT and HR to proactive AI-assisted customer support, Freshworks is helping businesses turn intelligence into impact, creating meaningful value for customers, employees, and shareholders.”

Third Quarter 2025 Financial Summary Results

•Revenue: Total revenue was $215.1 million, representing growth of 15% compared to total revenue of $186.6 million in the third quarter of 2024, and 15% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(7.5) million, representing an operating margin of (3.5)%, compared to $(38.9) million, representing an operating margin of (20.8)%, in the third quarter of 2024.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $45.2 million, representing a non-GAAP operating margin of 21.0%, compared to $24.0 million, representing a non-GAAP operating margin of 12.8%, in the third quarter of 2024.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.02) based on 286.2 million weighted-average shares outstanding, compared to $(0.10) based on 302.1 million weighted-average shares outstanding in the third quarter of 2024.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.16 based on 288.3 million weighted-average shares outstanding, compared to $0.11 based on 302.7 million weighted-average shares outstanding in the third quarter of 2024.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $63.5 million, representing an operating cash flow margin of 29.5%, compared to $42.3 million, representing an operating cash flow margin of 22.7%, in the third quarter of 2024.

•Adjusted Free Cash Flow: Adjusted free cash flow was $57.2 million, representing an adjusted free cash flow margin of 26.6%, compared to $40.1 million, representing an adjusted free cash flow margin of 21.5%, in the third quarter of 2024.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $813.2 million as of September 30, 2025.

All financial numbers for 2025 include the results of our Device42 business. All financial numbers for the second and third quarters 2024 include the results of our Device42 business for the period after the closing of the acquisition. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is detailed in the tables below.

Third Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 24,377, an increase of 9% year-over-year and 9% adjusting for constant currency.
•Net dollar retention rate was 105%, compared to 106% in the second quarter of 2025 and 107% in the third quarter of 2024. Adjusted for constant currency, net dollar retention rate was 104%, compared to 104% in the second quarter of 2025 and 105% in the third quarter of 2024.
•Welcomed and onboarded many new customers to the Freshworks community including AllSaints/John Varvatos, Apollo Tyres, Pennsylvania Gaming Control Board, Société Générale, Stellantis, and Travis Perkins plc.
•Appointed Enrique Ortegon as Senior Vice President and General Manager of Americas Field Sales.
•Freddy AI products doubled year-over-year in annual recurring revenue.
•Expanded Enterprise Service Management (ESM) with Freshservice for Business Teams for non-IT functions, with ESM annual recurring revenue surpassing $35 million in the third quarter of 2025.

Financial Outlook

We are providing estimates for the fourth quarter and raising our guidance for the full year 2025 based on our strong execution, current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the fourth quarter and full year 2025, we currently expect the following results:

($ in millions, except per share data)	Fourth Quarter 2025	Full Year 2025
Revenue(1)	$217.0 - $220.0	$833.1 - $836.1
Year-over-year growth	12% - 13%	16%
Year-over-year growth (constant currency)	11% - 13%	16%

Non-GAAP income from operations(1)	$30.6 - $32.6	$167.0 - $169.0

Non-GAAP net income per share(2)	$0.10 - $0.12	$0.62 - $0.64

(1) Revenue and non-GAAP income from operations are based on exchange rates as of October 31, 2025 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 284.5 million and 293.9 million weighted-average shares outstanding for the fourth quarter and full year 2025, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our fourth quarter and full year 2025 estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter 2025 and 2024 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on November 5, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the Company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income attributable to common stockholders, free cash flow, free cash flow margin, adjusted free cash flow, and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2024, the average exchange rates in effect for our major currencies were 1 EUR to 1.10 USD and 1 GBP to 1.30 USD), rather than the actual average exchange rates in effect during the current period (for Q3 2025, the average exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.35 USD).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring plan initiated in November 2024, from our non-GAAP financial measures, because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Gain on sale of non-marketable equity investments. We exclude gains on sale of non-marketable equity investments from certain of our non-GAAP financial measures because we believe they are unrelated to our ongoing operating performance and are not expected to recur in our continuing operating results.

•Income tax effect and adjustments. We exclude the income tax effect of the above adjustments and income tax effect associated with acquisitions from our non-GAAP financial measures. We exclude these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software, and add restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of the contract. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q3 2024, the period end exchange rates in effect for our major currencies were 1 EUR to 1.12 USD and 1 GBP to 1.34 USD), rather than the actual exchange rates in effect at the end of the current period (for Q3 2025, the period end exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.34 USD).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the fourth quarter and full year 2025, our financial outlook, the value of our products to customers, the timing and amount of future repurchases of our Class A common stock, and the usefulness of the measures by which we evaluate our business and the Company's executive momentum, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to uncertain global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc. (NASDAQ: FRSH) builds uncomplicated service software that delivers exceptional customer and employee experiences. Our enterprise-grade solutions are powerful, yet easy to use, and quick to deliver results. Our people-first approach to AI eliminates friction, making employees more effective and organizations more productive. Nearly 75,000 companies, including Bridgestone, New Balance, Nucor, S&P Global, and Sony Music, trust Freshworks’ customer experience (CX) and employee experience (EX) software to fuel customer loyalty and service efficiency. For the latest company news and customer stories, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2025 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
Brian Lan
IR@freshworks.com

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$215,118	$186,575	$616,069	$525,849
Cost of revenue(1)	32,955	29,806	93,975	83,871
Gross profit	182,163	156,769	522,094	441,978
Operating expense:
Research and development(1)	41,462	47,885	121,406	123,562
Sales and marketing(1)	101,009	101,253	285,390	300,143
General and administrative(1)	47,149	46,495	141,422	133,091
Restructuring charges	—	—	405	—
Total operating expenses	189,620	195,633	548,623	556,796
Loss from operations	(7,457)	(38,864)	(26,529)	(114,818)
Interest and other income, net	7,405	13,929	32,921	39,971
Income (loss) before income taxes	(52)	(24,935)	6,392	(74,847)
Provision for (benefit from) income taxes	4,628	5,024	14,115	(1,379)
Net loss	(4,680)	(29,959)	(7,723)	(73,468)
Net loss per share - basic and diluted	$(0.02)	$(0.10)	$(0.03)	$(0.24)
Weighted average shares used in computing net loss per share - basic and diluted	286,161	302,096	293,882	299,931

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$1,467	$1,830	$4,422	$5,033
Research and development	8,958	13,454	26,789	32,475
Sales and marketing	11,796	15,303	37,024	50,980
General and administrative	26,308	28,122	81,238	77,802
Total stock-based compensation expense, net of amounts capitalized	$48,529	$58,709	$149,473	$166,290

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$420,934	$620,315
Marketable securities	392,301	449,750
Accounts receivable, net	119,808	122,910
Deferred contract acquisition costs	28,520	26,106
Prepaid expenses and other current assets	59,785	46,346
Total current assets	1,021,348	1,265,427
Property and equipment, net	35,321	25,893
Operating lease right-of-use assets	36,907	36,891
Deferred contract acquisition costs, noncurrent	26,063	22,534
Goodwill	146,676	147,014
Intangible assets, net	80,402	90,840
Deferred tax assets	8,677	8,499
Other assets	16,565	14,786
Total assets	$1,371,959	$1,611,884
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,620	$1,619
Accrued liabilities	91,198	81,933
Deferred revenue	348,001	323,435
Income tax payable	3,797	728
Total current liabilities	450,616	407,715
Operating lease liabilities, non-current	31,418	30,221
Other liabilities	38,439	36,027
Total liabilities	520,473	473,963
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,596,781	4,874,133
Accumulated other comprehensive loss	(1,698)	(338)
Accumulated deficit	(3,743,600)	(3,735,877)
Total stockholders' equity	851,486	1,137,921
Total liabilities and stockholders' equity	$1,371,959	$1,611,884

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net loss	$(4,680)	$(29,959)	$(7,723)	$(73,468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,604	6,339	19,245	13,052
Amortization of deferred contract acquisition costs	7,987	7,129	23,418	20,667
Non-cash lease expense	2,392	2,208	7,015	6,607
Stock-based compensation	48,529	58,709	149,473	166,290
Discount amortization on marketable securities	(1,822)	(4,251)	(5,516)	(12,972)
Gain on sale of non-marketable equity investments	(1,837)	—	(1,837)	—
Deferred income taxes	—	—	(459)	(13,801)
Other	247	552	717	321
Changes in operating assets and liabilities:
Accounts receivable	(3,954)	1,654	3,027	6,602
Deferred contract acquisition costs	(10,603)	(7,803)	(29,361)	(24,705)
Prepaid expenses and other assets	7,316	(557)	(15,373)	(7,733)
Accounts payable	2,317	(2,859)	5,597	3,122
Accrued and other liabilities	5,403	1,315	13,216	10,188
Deferred revenue	8,870	9,740	24,309	26,959
Operating lease liabilities	(3,297)	112	(5,712)	(1,845)
Net cash provided by operating activities	63,472	42,329	180,036	119,284
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,792)	(1,056)	(3,468)	(4,110)
Proceeds from sale of property and equipment	54	23	94	86
Capitalized internal-use software	(4,471)	(1,168)	(11,919)	(3,574)
Sale of non-marketable equity investments	1,984	—	1,984	—
Purchases of marketable securities	(143,786)	(173,455)	(490,992)	(566,638)
Maturities and redemptions of marketable securities	193,555	225,806	553,234	617,796
Business combination, net of cash acquired	—	—	—	(213,905)
Net cash provided by (used in) investing activities	45,544	50,150	48,933	(170,345)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	—	—	3,307	3,630
Proceeds from exercise of stock options	12	3	74	39
Payment of withholding taxes on net share settlement of equity awards	(14,954)	(11,643)	(45,414)	(49,627)
Repurchase of common stock	(159,110)	—	(386,306)	—
Net cash used in financing activities	(174,052)	(11,640)	(428,339)	(45,958)
Net decrease in cash, cash equivalents and restricted cash	(65,036)	80,839	(199,370)	(97,019)
Cash, cash equivalents and restricted cash, beginning of period	486,071	310,358	620,405	488,216
Cash, cash equivalents and restricted cash, end of period	$421,035	$391,197	$421,035	$391,197

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,
	2025	2024	Growth Rates
Revenue
GAAP revenue	$215,118	$186,575	15%
Effects of foreign currency rate fluctuations	(220)
Revenue adjusted for constant currency	$214,898	$186,575	15%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin:
GAAP gross profit	$182,163	$156,769	$522,094	$441,978
Non-GAAP adjustments:
Stock-based compensation expense	1,467	1,830	4,422	5,033
Employer payroll taxes on employee stock transactions	25	20	82	110
Amortization of acquired intangibles	1,288	1,289	3,824	1,639
Non-GAAP gross profit	$184,943	$159,908	$530,422	$448,760
GAAP gross margin	84.7%	84.0%	84.7%	84.1%
Non-GAAP gross margin	86.0%	85.7%	86.1%	85.3%

Reconciliation of operating expenses:
GAAP research and development	$41,462	$47,885	$121,406	$123,562
Non-GAAP adjustments:
Stock-based compensation expense	(8,958)	(13,454)	(26,789)	(32,475)
Employer payroll taxes on employee stock transactions	(60)	(36)	(269)	(260)
Non-GAAP research and development	$32,444	$34,395	$94,348	$90,827
GAAP research and development as percentage of revenue	19.3%	25.7%	19.7%	23.5%
Non-GAAP research and development as percentage of revenue	15.1%	18.4%	15.3%	17.3%

GAAP sales and marketing	$101,009	$101,253	$285,390	$300,143
Non-GAAP adjustments:
Stock-based compensation expense	(11,796)	(15,303)	(37,024)	(50,980)
Employer payroll taxes on employee stock transactions	(391)	(289)	(1,325)	(1,639)
Amortization of acquired intangibles	(2,128)	(2,303)	(6,614)	(2,929)
Non-GAAP sales and marketing	$86,694	$83,358	$240,427	$244,595
GAAP sales and marketing as percentage of revenue	47.0%	54.3%	46.3%	57.1%
Non-GAAP sales and marketing as percentage of revenue	40.3%	44.7%	39.0%	46.5%

GAAP general and administrative	$47,149	$46,495	$141,422	$133,091
Non-GAAP adjustments:
Stock-based compensation expense	(26,308)	(28,122)	(81,238)	(77,802)
Employer payroll taxes on employee stock transactions	(214)	(178)	(915)	(780)
Non-GAAP general and administrative	$20,627	$18,195	$59,269	$54,509

GAAP general and administrative as percentage of revenue	21.9%	24.9%	23.0%	25.3%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP general and administrative as percentage of revenue	9.6%	9.8%	9.6%	10.4%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(7,457)	$(38,864)	$(26,529)	$(114,818)
Non-GAAP adjustments:
Stock-based compensation expense	48,529	58,709	149,473	166,290
Employer payroll taxes on employee stock transactions	690	523	2,591	2,789
Amortization of acquired intangibles	3,416	3,592	10,438	4,568
Restructuring charges	—	—	405	—
Non-GAAP income from operations	$45,178	$23,960	$136,378	$58,829
GAAP operating margin	(3.5)%	(20.8)%	(4.3)%	(21.8)%
Non-GAAP operating margin	21.0%	12.8%	22.1%	11.2%

Reconciliation of net loss:
GAAP net loss	$(4,680)	$(29,959)	$(7,723)	$(73,468)
Non-GAAP adjustments:
Stock-based compensation expense	48,529	58,709	149,473	166,290
Employer payroll taxes on employee stock transactions	690	523	2,591	2,789
Amortization of acquired intangibles	3,416	3,592	10,438	4,568
Gain on sale of non-marketable equity investments	(1,837)	—	(1,837)	—
Restructuring charges	—	—	405	—
Income tax adjustments	658	708	1,850	(12,672)
Non-GAAP net income	$46,776	$33,573	$155,197	$87,507

Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.02)	$(0.10)	$(0.03)	$(0.24)
Non-GAAP adjustments:
Stock-based compensation expense	0.18	0.19	0.51	0.54
Employer payroll taxes on employee stock transactions	—	0.01	0.01	0.01
Amortization of acquired intangibles	0.01	0.01	0.03	0.02
Restructuring charges	—	—	—	—
Gain on sale of non-marketable equity investments	(0.01)	—	(0.01)	—
Income tax adjustments	—	—	0.01	(0.04)
Non-GAAP net income per share - diluted	$0.16	$0.11	$0.52	$0.29
Weighted-average shares used in computing GAAP net loss per share - diluted	286,161	302,096	293,882	299,931
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	288,269	302,720	297,661	304,137

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Computation of adjusted free cash flow:
Net cash provided by operating activities	$63,472	$42,329	$180,036	$119,284
Less:
Purchases of property and equipment	(1,792)	(1,056)	(3,468)	(4,110)
Capitalized internal-use software	(4,471)	(1,168)	(11,919)	(3,574)
Add:
Restructuring costs paid	—	—	2,221	—
Adjusted free cash flow	$57,209	$40,105	$166,870	$111,600
Operating cash flow margin	29.5%	22.7%	29.2%	22.7%
Adjusted free cash flow margin	26.6%	21.5%	27.1%	21.2%
Net cash provided by (used in) investing activities	$45,544	$50,150	$48,933	$(170,345)
Net cash used in financing activities	$(174,052)	$(11,640)	$(428,339)	$(45,958)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended September 30, 2025 and 2024, potentially dilutive shares of 2.1 million and 0.6 million shares, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share. For the nine months ended September 30, 2025 and 2024, potentially dilutive shares of 3.8 million and 4.2 million shares were included in the weighted average shares used in computing non-GAAP net income per share.